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                                                                     Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.


                                                         May 15, 2005

                                   UWINK, INC.

                        COMMON STOCK SUBSCRIPTION WARRANT

                  THIS CERTIFIES that, for value received, ____________ (the "Investor", and the Investor and its permitted transferees hereunder are sometimes referred to herein as the "Holder"), is entitled to subscribe for and purchase from UWINK, INC., a Utah corporation formerly known as Prologue (the "Company"), up to _______ fully paid and nonassessable shares (the "Warrant Shares") of common stock, $.001 par value, of the Company (the "Common Stock") at $1.50 per share (the "Warrant Price") subject to adjustment as provided in
Section 3 hereof, at any time or from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the five year anniversary of the date hereof.

SECTION 1. EXERCISE OF WARRANT.

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time and from time to time during the Exercise Period, by (i) delivery of written notice to the Company (the "Exercise Notice") at least ten (10) days prior to the date of exercise of the Warrant specifying (A) the proposed date of exercise of the Warrant and (B) the number of Warrant Shares proposed to be purchased by the Holder on such date of exercise, (ii) the surrender of this Warrant (properly endorsed) at the office of the Company, or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company and (iii) by payment to the Company of the Warrant Price in cash or by check for the Warrant Shares being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if such exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

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SECTION 2. RIGHT OF REPURCHASE.

         The Company may redeem this Warrant, in whole or in part, at a call price of $2.50 per share of Warrant Stock, upon 30 days prior written notice to the Holder if (i) the Common Stock is then trading on any U.S. exchange, automated quotation system or over-the-counter market, and (ii) the last sale price of the Common Stock on such market has equaled or exceeded $2.50 for any period of thirty (30) consecutive trading days.

SECTION 3. ADJUSTMENT OF WARRANT PRICE.

         If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of such class of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, reverse split-up or combination, the Warrant Price shall be proportionately reduced, in the case of an increase in shares of Common Stock outstanding, or proportionately increased, in the case of a decrease in shares of Common Stock outstanding, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

SECTION 4. ADJUSTMENT OF WARRANT SHARES.

         Upon each adjustment of the Warrant Price as provided in Section 3, the holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

SECTION 5. NO SHAREHOLDER RIGHTS.

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

SECTION 6. COVENANT OF THE COMPANY.

         The Company covenants and agrees that the Company shall at all times have authorized and reserved, or shall authorize and reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 7. INVESTMENT REPRESENTATIONS AND WARRANTIES. The Holder hereby represents and warrants to the Company as follows:

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         (a) The Holder is acquiring the Warrant, and it will acquire the Common
Stock issuable upon exercise thereof, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Holder understands that the Warrant and Common Stock issuable upon exercise thereof, will not be registered under the Securities Act or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or qualification.

         (b) The Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Holder) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

         (c) The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

         (d) The Holder is an "accredited purchaser" as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Securities Act.

SECTION 8. RESTRICTIONS ON TRANSFER. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are subject to the following provisions:

         (a) GENERAL. This Warrant cannot be transferred or assigned, whether by operation of law or otherwise, without the prior express written consent of the Company, which shall not be unreasonably withheld or delayed. The Holder acknowledges that neither the Warrant nor the Warrant Shares have been registered under the Securities Act, that such Warrant is being and the Warrant Shares will be issued pursuant to an exemption from registration under the Securities Act and that the Warrant and the Warrant Shares constitute "restricted securities" under Rule 144. Accordingly, this Warrant and the Warrant Shares held by the Holder shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and the Agreement.

         (b) RESTRICTIVE LEGEND. Each certificate for Warrant Shares held by the Holder and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with legends in substantially the following form:

                  (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS".

                                      -3-

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         (c) NOTICE OF TRANSFER. The Holder agrees, prior to any Transfer of any of this Warrant or any Warrant Shares to give written notice to the Company of the Holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 8. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities blue sky laws of any relevant state of the United States. The Holder shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Company. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legends set forth in Section 8(b) unless (a) in connection with the legend set forth in
Section 8(b)(i), in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities laws or (b) the Company shall have waived the requirement of such legends. The Holder shall not Transfer the Warrant or the Warrant Shares until such opinion of counsel has been given (unless waived by the Company or unless such opinion is not required in accordance with the provisions of this Section 8) and the transferee has executed and delivered a written agreement agreeing to be bound by the restrictions on transfer set forth herein.

         (d) INDEMNIFICATION. Holder acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 7 and elsewhere in this Agreement and he, she or it understands that the Company is relying upon the truth and accuracy thereof. Accordingly, the Holder hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Holder contained in this Agreement.

SECTION 9. TRANSFER OF WARRANT; AMENDMENT.

         (a) Subject to the restrictions set forth in Section 8, this Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Company referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

                                      -4-

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         (b) The terms and provisions of this Warrant may not be modified or amended, except under the written consent of the Company and the Holder.


SECTION 10. REORGANIZATIONS, ETC.

         In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change or reclassification in the Warrant Shares) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, the Company, at its sole discretion, shall have the right and option to (A) provide 10 days prior written notice of such event to the Holder and this Warrant shall terminate and be of no further force and effect on and after the effective date of such capital reorganization or reclassification or the consummation of such consolidation, sale or merger; or (B) provide that this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he, she or it had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

SECTION 11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.

         If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 12. NOTICES. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

         (a) If to the Company, to:

                      Attention:  Nolan Bushnell, Chief Executive Officer
                                  uWink, Inc.
                                  5443 Beethoven St.
                                  Los Angeles, CA  90066

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                                                         and

(b) If to the Holder, to:



or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 12, "business day" shall mean any day other than a day on which banking institutions in the State of California are legally closed for business.

SECTION 13. BINDING EFFECT ON SUCCESSORS. Subject to Section 10 hereof, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California (without giving effect to conflicts of law principles thereunder).

SECTION 15. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Price.

                                      * * *

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         IN WITNESS WHEREOF, the undersigned has caused this Common Stock
Subscription Warrant to be executed by its duly authorized officer as of the date first above written.

                                          UWINK, INC.
                                          a Utah corporation


                                          By: ______________________________
                                                Nolan Bushnell
                                                Chief Executive Officer




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                              FORM OF SUBSCRIPTION
--------------------------------------------------------------------------------

                     [To be signed upon exercise of Warrant]

The undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock of UWINK, INC., a Utah corporation formerly known as Prologue, and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to, _________________________________, whose address is
_____________________________________________.


Dated:
                                                     ___________________________
                                                     (Signature)



                                                     ___________________________
                                                     (Address)



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FORM OF ASSIGNMENT
                  [To be signed only upon transfer of Warrant]

                  For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase _______ shares of Common Stock of UWINK, INC., a Utah corporation formerly known as Prologue (the "Company") to which the within Warrant relates, and appoints Attorney to transfer such right on the books of the Company, with full power of substitution in the premises.


Dated:                                   _____________________________
                                                     (Signature)


Signed in the presence of:

______________________________



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